Exhibit 99.1

Media Contact:	Investor Contact:
Jim Fingeroth/Wendi Kopsick	Douglas J. Wetmore
Kekst and Company	Senior Vice President & CFO
(212) 521-4800	(212) 708-7145

FOR IMMEDIATE RELEASE

IFF NAMES ROBERT M. AMEN AS CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

--Former President of International Paper Company To Join July 1st--

NEW YORK, June 29, 2006 – International Flavors & Fragrances Inc. (NYSE: IFF) (“IFF” or “the Company”) today announced the appointment of Robert M. Amen as Chairman of the Board and Chief Executive Officer, effective July 1st. An experienced executive with a proven track record and global expertise, Mr. Amen most recently served as President of International Paper Company.

During his 26 years with International Paper, Mr. Amen, 56, played a major role in developing the company’s international strategy and, more recently, in transforming the company’s operations and business focus to accelerate performance. He was named President of International Paper in 2003, having previously served as Executive Vice President of the company from 2000-2003 and President of International Paper Europe from 1996-2000, in addition to various other posts.

Arthur C. Martinez, Interim Chairman and Chief Executive Officer of IFF, commented, “We are delighted that Rob Amen will be joining IFF. Having conducted a thorough search, we feel strongly that Rob is the right person to lead IFF through its next stage of growth. Rob is a seasoned executive with a proven ability to strategically manage and grow businesses around the globe, complemented by significant sales, marketing and finance experience. We look forward to his leadership in pursuing new opportunities for IFF.”

Mr. Amen said, “IFF has a rich history of success with a heritage of superior technology, product innovation and industry leadership. I am very excited to be joining the Company and believe this is an excellent opportunity to apply my experience to help lead a company to the next level of performance. IFF has established a strong foundation on which to grow, and I look forward to working with our team to capitalize on IFF’s outstanding potential.”

Mr. Amen succeeds Mr. Martinez, who has served as Interim Chairman and Chief Executive Officer since the retirement of Richard A. Goldstein following the Company’s Annual Meeting on May 9, 2006. Mr. Martinez, the former Chairman and Chief Executive Officer of Sears, Roebuck & Co., will return to his role as Lead Director of IFF.

The executive search firm Spencer Stuart was retained by the Board of Directors to assist in the search process.

About IFF

IFF is a leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products – from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding.

IFF has sales, manufacturing and creative facilities in 31 countries worldwide. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “may” and similar terms or variations thereof. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price, quality and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

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